Exhibit 10.5

MEMBERSHIP INTEREST TRANSFER AGREEMENT

by and among

SEMMATERIALS, L.P.,

and

SEMMATERIALS ENERGY PARTNERS, L.L.C.

effective as of

11:59 PM CDT on March 31, 2009

MEMBERSHIP INTEREST TRANSFER AGREEMENT

This Membership Interest Transfer Agreement (this “Agreement”), dated as April 7, 2009, to be effective as of 11:59 PM CDT on March 31, 2009 (the “Effective Date”), is by and between SemMaterials Energy Partners, L.L.C., a Delaware limited liability company (“SMEP”), and SemMaterials, L.P., an Oklahoma limited partnership (“SemMaterials”).  SemMaterials and SMEP are sometimes herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Contribution Agreement (the “Original Contribution Agreement”) by and among K.C. Asphalt, L.L.C., a Colorado limited liability company (“K.C. Asphalt”), SemMaterials and SMEP, dated as of January 28, 2008, K.C. Asphalt and SemMaterials contributed and assigned the Prior Transferred Assets (as defined herein) to SMEP;

WHEREAS, pursuant to the Original Contribution Agreement, K.C. Asphalt and SemMaterials retained and reserved the Prior Retained Assets (as defined herein) and retained and reserved all of the rights and obligations associated with the Prior Retained Assets;

WHEREAS, pursuant to a Purchase Agreement, dated as of January 14, 2008, SemMaterials sold and transferred 100% of the limited liability company membership interests of SMEP to SemGroup Energy Partners Operating, L.L.C. on February 20, 2008;

WHEREAS, commencing on July 22, 2008, SemMaterials and certain of their Affiliates (as defined herein) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (as defined herein), which cases are pending in the Bankruptcy Court (as defined herein);

WHEREAS, SemMaterials is a debtor and debtor in possession in the Bankruptcy Cases (as defined herein) and is currently authorized to conduct its business under Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, as of the Effective Date, K.C. Asphalt and SemMaterials (i) terminated the Prior Retained Easements (as defined herein), (ii) transferred, conveyed and assigned the interests previously retained in the Prior Retained Leasehold Agreements (as defined herein) to SMEP and (iii) contributed the Asphalt Processing Assets (as defined herein) to SGLP Asphalt, L.L.C., a Texas limited liability company (“SGLP Asphalt”), each pursuant to a Contribution Agreement (the “Asphalt Contribution Agreement”);

WHEREAS, SemMaterials is the sole member of SGLP Asphalt and owns 100% of the Equity Interests (as defined herein) of SGLP Asphalt (the “Transferred Interest”); and

WHEREAS, SemMaterials desires to transfer, convey and assign to SMEP the Transferred Interest, and SMEP desires to have the Transferred Interest transferred, conveyed and assigned to it, on the terms set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

ARTICLE 1

Certain Definitions

1.01 In this Agreement, capitalized terms used but not otherwise defined herein shall have the meaning assigned such term in the Asphalt Contribution Agreement, the terms defined in the preamble and the Recitals have the meanings indicated and the following terms will have the meanings indicated below:

“Affiliates” shall have the meaning given such term in Master Agreement.

“Clawback Notice” shall have the meaning given such term in Section 4.01(b).

“Clawback Payment” shall have the meaning given such term in Section 4.01(a).

“Clawback Period” shall have the meaning given such term in Section 4.01(a).

“Clawback Sale” shall have the meaning given such term in Section 4.01(a).

“Dispute Notice” shall have the meaning given such term in Section 4.01(c).

“Disputed Items” shall have the meaning given such term in Section 4.01(c).

“Equity Interests” means all limited liability company interests, units, participations or equivalents of limited liability company interests of SGLP Asphalt, however designated.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

           “Net Proceeds” means the aggregate cash proceeds received by SMEP or any of its Affiliates in respect of an asset sale that includes Asphalt Processing Assets, net of (i) the direct and indirect costs relating to such asset sale, including, without limitation, legal, accounting and investment banking fees, (ii) Taxes paid or payable as a result thereof, and (iii) the value of and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including, without limitation, in respect of sales price adjustments, non-competition agreements and assumed or retained liabilities associated with the asset or assets disposed of in such transaction, including, without limitation, liabilities related to environmental matters or against any indemnification obligations associated with such asset sale.

 “Referee” shall have the meaning given such term in Section 4.01(c).

“Resolution Period” shall have the meaning given such term in Section 4.01(c).

ARTICLE 2

 Conveyance, Transfer and Assignment

of the Transferred Interests

2.01 Conveyance of the Transferred Interests.  For good and valuable consideration, the sufficiency of which is hereby acknowledged, SemMaterials hereby transfers, assigns, conveys and delivers to SMEP, the Transferred Interests free and clear of any and all Liens (other than Permitted Exceptions).

2.02 Assumed Liabilities.  As of the Effective Date, SMEP does hereby assume and thereafter in due course will pay and fully satisfy any Liabilities associated with the Transferred Interests.

ARTICLE 3

Further Assurances

3.01 Further Assurances of SemMaterials to SMEP.  From time to time after the Effective Date, and without any further consideration, each of SemMaterials and SMEP shall execute, acknowledge and deliver such additional assignments and other conveyance documents, and will do all such other acts and things, all in accordance with Applicable Law, as may be necessary or reasonably appropriate to more fully and effectively to vest in SMEP and its successors and assigns beneficial and record title to the Transferred Interests, and/or to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE 4

Covenants

4.01 Sale of the Asphalt Processing Assets.

(a) If SMEP or any of its Affiliates (as defined in the Master Agreement) consummates a sale (other than to SMEP or any of its Affiliates), including by way of merger or consolidation, of any Asphalt Processing Assets (a “Clawback Sale”) during the period beginning on the Effective Date and ending on December 31, 2009 (the “Clawback Period”), then SMEP will pay SemMaterials 20% of the Net Proceeds received from each such sale attributable to the sold Asphalt Processing Assets (the “Clawback Payment”) in accordance with the terms of this Section 4.01.

(b) Within fifteen (15) days after a Clawback Sale consummated during the Clawback Period, SMEP shall deliver a schedule (the “Clawback Notice”) to SemMaterials listing the following in reasonable detail: (i) the Asphalt Processing Assets that were sold in such Clawback Sale, (ii) the assets other than Asphalt Processing Assets that were sold in such Clawback Sale, if any, (iii) an allocation of the Net Proceeds from such sale showing the Net Proceeds attributable to the Asphalt Processing Assets and the Net Proceeds attributable to assets other than Asphalt Processing Assets, if any, and (iv) the proposed Clawback Payment.

(c) If SemMaterials disputes the allocation reflected in any Clawback Notice, then SemMaterials may, within thirty (30) days after receipt of such statement or invoice, deliver a written notice to SMEP (the “Dispute Notice”) setting forth the items in dispute in reasonable detail (the “Disputed Items”).  During the thirty (30) day period following delivery of the Dispute Notice (the “Resolution Period”), the Parties will use their commercially reasonable efforts to reach agreement on the Disputed Items set forth in the Dispute Notice.  If the Parties are unable to reach an agreement during the Resolution Period, then they will appoint a mutually acceptable independent party to review the Dispute Notice and determine the final amount of the Disputed Items.  If the Parties are unable to agree on a single independent party within fifteen (15) days after the end of the Resolution Period, then the Parties will each appoint one (1) independent party, who will jointly select a third independent party (singly or collectively, the “Referee”), within thirty (30) days after the end of the Resolution Period.  The Referee shall deliver its determination to the Parties within thirty (30) days from the date of its engagement.  The Referee’s report shall be final and binding upon the Parties.  The cost of the Referee’s engagement and report shall be shared fifty percent (50%) by SMEP and fifty percent (50%) by SemMaterials.

(d) If SemMaterials does not deliver a Dispute Notice to SMEP within the time period indicated in Section 4.01(c), then SMEP shall promptly deliver to SemMaterials the Clawback Payment indicated in the Clawback Notice.  If SemMaterials delivers a Dispute Notice to SMEP within the time period indicated in Section 4.01(c), then, after such Dispute has been resolved, SMEP shall promptly deliver to SemMaterials the Clawback Payment.

ARTICLE 5

Miscellaneous

5.01 Headings;  References;  Interpretation.  All article and section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all exhibits and schedules attached hereto, and not to any particular provision of this Agreement.  All references herein to articles, sections, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles, sections, exhibits and schedules of this Agreement, respectively, and all such exhibits and schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

5.02 Binding Effect; Successors.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and the respective successors and assigns of each of the Parties, including, without limitation, any trustee hereinafter appointed in the Bankruptcy Cases as the representative of the estates of the SemGroup Parties (as defined in the Master Agreement), or any other representative of the SemGroup Parties who qualifies in a case under the Bankruptcy Code or in connection with any other state, provincial, or federal proceeding.  The terms and conditions of this Agreement shall survive:

(a) the entry of any subsequent Order converting any of the Bankruptcy Cases from chapter 11 of the Bankruptcy Code to chapter 7 of the Bankruptcy Code;

(b) the appointment of any trustee in any of the Bankruptcy Cases in any ensuing chapter 7 cases under the Bankruptcy Code;

(c) the confirmation of a plan of reorganization for SemMaterials under the Bankruptcy Code;

(d) the dismissal of any of the Bankruptcy Cases or an Order withdrawing the reference from the Bankruptcy Court;

(e) an Order from the Bankruptcy Court abstaining from handling any of the SemMaterials’ Bankruptcy Cases; or

(f) a sale, assignment or other disposition of all or part of the Seller’s assets or this Agreement to any third party and/or assignee.

5.03 No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties hereto and their successors and assigns as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

5.04 Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered (including by facsimile or electronic mail transmission), will be deemed an original, but all of which together will constitute one and the same instrument.

5.05 Governing Law.  THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OKLAHOMA (WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

5.06 Submission to Jurisdiction.

(a)    Without limiting any Party’s right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all actions related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 5.07; provided, however, that if a plan of reorganization in the Bankruptcy Cases has become effective, the Parties agree to and hereby unconditionally and irrevocably submit to the exclusive jurisdiction of the federal or state courts of the State of Oklahoma and any appellate court from any thereof, for the resolution of any such claim or dispute.

(b) The Parties hereto hereby unconditionally and irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the Parties hereto hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 5.07.

5.07 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.07):

If to Licensor:

SemGroup, L.P.
Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, Oklahoma 74136
Phone:                      (918) 524-8100
Fax:  (918) 524-8290
Attention: Chief Financial Officer

SemMaterials, L.P.
Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, Oklahoma 74136
Phone:                      (918) 524-8100
Fax:  (918) 524-8290
                      Attention: Chief Financial Officer

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Phone:                      214-746-7700
Fax:  214-746-7777
Attention:  Michael A. Saslaw, Esq.

If to Licensee:

SemGroup Energy Partners, L.P.
Two Warren Place
6120 S. Yale Avenue, Suite 500
Tulsa, Oklahoma 74136
Phone: (918) 524-5500
Fax:  (918) 524-5805
Attention: Chief Financial Officer

With a copy to:

Baker Botts L.L.P.
2001 Ross Avenue, Suite 700
Dallas, Texas 75201
Phone:                      (214) 953-6500
Fax:  (214) 953-6503
Attention: Doug Rayburn, Esq.

5.08 Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provisions added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

5.09 Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

5.10 Integration.  This Agreement (including the schedules and exhibits), the Master Agreement and the other Transaction Documents (as defined in the Master Agreement), including the Asphalt Contribution Agreement and Real Property Transfer Agreement, represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof; provided, however, that in the event of any dispute, this Agreement, (including the schedules and exhibits) shall be interpreted to be consistent with the SGLP Settlement Orders (as defined in the Master Agreement).

5.11 Representations and Warranties.  SemMaterials represents and warrants to SMEP hereto as follows: (i) SGLP Asphalt is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas; (ii) upon the transfer, assignment, conveyance and delivery of the Transferred Interests contemplated by this Agreement, SMEP will acquire 100% of the issued and outstanding Equity Interests; and (iii) as of the date hereof, except for obligations or Liabilities incurred in connection with its formation and the transactions contemplated hereby and in the Asphalt Contribution Agreement, SGLP Asphalt has not incurred, directly or indirectly through any Affiliate, any obligations or Liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

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IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement as of the date first written above to be effective as of the Effective Date.

TRANSFEREE:

SEMMATERIALS ENERGY PARTNERS, L.L.C.

By:/s/ Alex G. Stallings
Name: Alex G. Stallings
Title:   Chief Financial Officer and Secretary

TRANSFEROR:

SEMMATERIALS, L.P.

By: SemOperating G.P., L.L.C., its general partner

By:/s/ Terrence Ronan
Name: Terrence Ronan
Title: President and CEO